Exhibit 5

January 22, 1999


Symons International Group, Inc.
4720 Kingsway Drive
Indianapolis, Indiana 46205

         Re: 500,000 shares of Symons International Group, Inc.
             (without par value) issuable under the 1996 Stock Option Plan

Gentlemen:

         You have requested my opinion in connection with the proposed offering and issuance by you of an additional 500,000 shares of your common shares (the "Shares") referred to in the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). In such connection, I have examined the Registration Statement and I am familiar with the proceedings taken by the stockholders and Board of Directors and officers in connection with the authorization of the Shares and related matters, and I have reviewed such documents, records and matters of law as I have considered necessary for rendering my opinion hereinafter set forth.

         Based upon the foregoing, I am of the opinion that:

                  Symons International Group, Inc. is a corporation duly organized and validly existing under the laws of the State of Indiana.

                  The Shares have been duly and validly authorized, and when (i) this Registration Statement has become effective under the Act and (ii) the Shares are issued and sold in the manner and upon the terms set forth in the 1996 Stock Option Plan, such Shares will be legally issued, fully paid and nonassessable.

         I consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, however, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ David L. Bates

                                           David L. Bates
                                           Vice President, General Counsel and
                                           Secretary